Exhibit 10.2

SALE AND CONTRIBUTION AGREEMENT

between

OWL ROCK CORE INCOME CORP.

as Seller

and

CORE INCOME FUNDING V LLC

as Purchaser

Dated as of March 9, 2023

-i-

TABLE OF CONTENTS

(continued)

page

SECTION 7.4 Severability of Provisions	20

SECTION 7.5 Further Assurances	20

SECTION 7.6 No Waiver; Cumulative Remedies	20

SECTION 7.7 Counterparts	20

SECTION 7.8 Transfer of Seller’s Interest	20

SECTION 7.9 Binding Effect; Third-Party Beneficiaries and Assignability	21

SECTION 7.10 Merger and Integration	21

SECTION 7.11 Headings	21

-ii-

This SALE AND CONTRIBUTION AGREEMENT, dated as of March 9, 2023 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between OWL ROCK CORE INCOME CORP., a Maryland corporation, as seller (in such capacity, the “Seller”) and CORE INCOME FUNDING V LLC, a Delaware limited liability company, as purchaser (in such capacity, the “Purchaser”).

WITNESSETH:

WHEREAS, on and after the date hereof, the Seller may, from time to time on each Conveyance Date (as defined below), sell or contribute, transfer, and otherwise convey, to the Purchaser, without recourse except to the extent specifically provided herein, and the Purchaser may, from time to time on each Conveyance Date, purchase or accept a contribution of all right, title and interest of the Seller (whether now owned or hereafter acquired or arising, and wherever located) in and to the Loan Assets (as defined below) mutually agreed by the Seller and the Purchaser; and

WHEREAS, it is the Seller’s and the Purchaser’s intention that the conveyance of the Transferred Assets under each assignment agreement and this Agreement is a “true sale” or a “true contribution” for all purposes, such that, upon payment of the purchase price therefor or the making of a contribution, the Transferred Assets will constitute property of the Purchaser from and after the applicable transfer date;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein but not defined herein shall have the respective meanings specified in, or incorporated by reference into, the loan and security agreement, dated as of March 9, 2023 (as amended, supplemented or otherwise modified and in effect from time to time, the “LSA”), among the Purchaser, as borrower, the Seller, as servicer and equityholder, each of the Lenders from time to time party thereto, Wells Fargo Bank, National Association, as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, and Alter Domus (US) LLC, as Collateral Custodian.

“Agreement” has the meaning set forth in the preamble hereto.

“Convey” means to sell, transfer, assign, contribute, substitute or otherwise convey assets hereunder (each such Conveyance being herein called a “Conveyance”).

“Conveyance Date” means the date of a Conveyance, as specified in the applicable Purchase Notice or Repurchase/Substitution Notice.

“Effective Date” means the first date upon which the conditions set forth in Section 3.1 of the LSA have been satisfied.

“Elevation” has the meaning set forth in Section 2.4(b).

“Excluded Amounts” means (i) any amount received in the Collection Account with respect to any Loan included as part of the Collateral, which amount is attributable to the payment of any Tax, fee or other charge imposed by any Governmental Authority on any Loan Asset or on any Underlying Assets that was paid from amounts other than Collections, (ii) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the Seller (including, without limitation, interest accruing prior to the date such Loan is purchased by the Purchaser), (iii) any reimbursement of insurance premiums that were paid from amounts other than Collections, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Loan Assets which are held in an escrow account for the benefit of the obligor and the secured party pursuant to escrow arrangements under the related underlying instruments, or (v) any amount deposited into the Collection Account in error.

“Indorsement” has the meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Loan Asset” means each commercial loan identified on Schedule A hereto, and each commercial loan identified on any Purchase Notice.

“Proceeds” has the meaning set forth in Section 4.1(q).

“Purchase Notice” has the meaning set forth in Section 2.1(a).

“Purchase Price” has the meaning set forth in Section 3.1(a).

“Purchaser” has the meaning set forth in the preamble hereto.

“Related Security” means with respect to any Loan Asset or Substitute Loan Asset, all payments thereon or with respect thereto and all contracts to purchase, commitment letters, confirmations and due bills relating to any such asset.

“Repurchase” has the meaning set forth in Section 2.2(a).

“Repurchase Price” has the meaning set forth in Section 3.1 (c).

“Repurchase Event” means the lapse of two (2) Business Days following the receipt by the Seller of written notice from the Purchaser of the existence of any Loan Asset with respect to which any of the Seller’s representations and warranties set forth in Sections 4.1(j), (m), (n) or (o) was not true and correct at the time made.

“Repurchase/Substitution Notice” has the meaning set forth in Section 2.2(b).

“Retained Interest” means, with respect to any Loan Asset, (a) all of the obligations, if any, of the agent(s) under the documentation evidencing such Loan Asset and (b) the applicable portion of the interests, rights and obligations under the documentation evidencing such Loan Asset that relate to such portion(s) of the indebtedness and interest in other obligations that are owned by another lender.

“Seller” has the meaning set forth in the preamble hereto.

“Substitute Loan Asset” has the meaning set forth in Section 2.2(a).

“Substitution” has the meaning set forth in Section 2.2(a).

“Substitution Value” has the meaning set forth in Section 3.1(b).

“Transferred Asset” means each asset, including any Loan Asset and Substitute Loan Asset, Conveyed by the Seller to the Purchaser hereunder, including with respect to each such asset, all Related Security; provided that the foregoing will exclude the Retained Interest and the Excluded Amounts.

SECTION 1.2 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9.

SECTION 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

SECTION 1.4 Interpretation. In this Agreement, unless a contrary intention appears:

(i) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(ii) reference to any gender includes each other gender;

(iii) reference to day or days without further qualification means calendar days;

(iv) unless otherwise stated, reference to any time means New York time;

(v) references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(vi) reference to any agreement (including any Transaction Document or underlying instrument), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(vii) reference to any requirement of law means such requirement of law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any requirement of law means that provision of such requirement of law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision; and

(viii) references to “including” mean “including, without limitation”.

SECTION 1.5 References.

All Section references (including references to the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Agreement.

ARTICLE II

CONVEYANCES OF TRANSFERRED ASSETS

SECTION 2.1 Conveyances.

(a) In the event the Purchaser agrees (in accordance with and subject to the requirements of the LSA) from time to time to acquire one or more Loan Assets and Related Security from the Seller and the Seller agrees to Convey such Loan Assets and Related Security to the Purchaser, the Purchaser shall deliver written notice thereof to the Administrative Agent substantially in the form set forth in Schedule B hereto (each, a “Purchase Notice”), designating the Conveyance Date and attaching a supplement to Schedule A identifying the Loan Assets proposed to be Conveyed and the Purchase Price with respect to such Conveyance. On the terms and subject to the conditions set forth in this Agreement and the LSA, the Seller shall Convey to the Purchaser without recourse (except to the extent specifically provided herein), and the Purchaser shall accept such Conveyance, on the applicable Conveyance Date, all of the Seller’s right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) in and to each Loan Asset then reported by the Seller on the Schedule A attached to the related Purchase Notice and Related Security, together with all proceeds of the foregoing. For the avoidance of doubt, Schedule A, when delivered in accordance with the terms hereof, shall automatically be deemed to update any previously delivered Schedule A without the need for action or consent on the part of any Person.

(b) It is the express intent of the Seller and the Purchaser that each Conveyance of Transferred Assets by the Seller to the Purchaser pursuant to this Agreement be construed as an absolute sale and/or contribution of such Transferred Assets by the Seller to the Purchaser providing Purchaser with the full risks and benefits of ownership of the Transferred Assets. Further, it is not the intention of the Seller and the Purchaser that any Conveyance be deemed a grant of a security interest in the Transferred Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, to protect the Purchaser’s rights in the event that, notwithstanding the intent of the parties expressed herein, the Conveyances hereunder are characterized as secured financings and not as sales and/or contributions, the Seller hereby grants to the Purchaser, a first priority security interest (subject only to Permitted Liens) in, to and under all of the Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, such Transferred Assets and all proceeds of the foregoing to secure an obligation of the Seller to pay over and transfer to the Purchaser any and all distributions received by the Seller (other than Excluded Amounts) in relation to the Transferred Assets from time to time, whether in cash or in kind, so that the Purchaser will receive all distributions under, proceeds of and benefits of ownership of the Transferred Assets and to secure all other obligations of the Seller hereunder. If the Conveyances hereunder shall be characterized as secured financings and not as sales and/or contributions, the Purchaser and its assignees shall have, with respect to such Transferred Assets and other related rights, in addition to all the other rights and remedies available to the Purchaser and its assignees hereunder and under the underlying instruments, all the rights and remedies of a secured party under any applicable UCC.

(c) The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Transferred Assets to secure a debt or other obligation, such security interest would be deemed to be a first priority perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement. The Seller represents and warrants that the Transferred Assets are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code. The Purchaser assumes all risk relating to nonpayment or failure by the obligors to make any distributions owed by them under the Transferred Assets. Except with respect to the representations, warranties and covenants expressly stated in this Agreement, the Seller assigns each Transferred Asset “as is,” and makes no covenants, representations or warranties regarding the Transferred Assets.

(d) In connection with this Agreement, the Seller agrees to file (or cause to be filed) on or prior to the Effective Date, at its own expense, a financing statement or statements with respect to the Transferred Assets Conveyed by the Seller hereunder from time to time meeting the requirements of applicable state law in the jurisdiction of the Seller’s organization to perfect and protect the interests of the Purchaser created hereby under the UCC against all creditors of, and purchasers from, the Seller, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser as soon as reasonably practicable after its receipt thereof and to keep such financing statements effective at all times during the term of this Agreement.

(e) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be reasonably necessary or as the Purchaser may request, in order to perfect or protect the interest of the Purchaser in the Transferred Assets Conveyed hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Seller will, in order to accurately reflect the Conveyances contemplated by this Agreement, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) or other documents or instruments as may be requested by the Purchaser and mark its records noting the Conveyance to the Purchaser of the Transferred Assets and the Lien of the Collateral Agent pursuant to the LSA. The Seller hereby authorizes the Purchaser to file and, to the fullest extent permitted by applicable law the Purchaser shall be permitted to sign (if necessary) and file, initial financing statements, continuation statements and amendments thereto and assignments thereof without further acts of the Seller; provided that the description of collateral contained in such financing statements shall be limited to only Transferred Assets. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

(f) Each of the Seller and the Purchaser agrees that prior to the time of Conveyance of any Loan Asset hereunder, the Purchaser has no rights to or claim of benefit from any Loan Asset (or any interest therein) owned by the Seller.

(g) The Transferred Assets acquired, transferred to and assumed by the Purchaser from the Seller shall include the Seller’s entitlement to any surplus or responsibility for any deficiency that, in either case, arises under, out of, in connection with, or as a result of, the foreclosure upon or acceleration of any such Transferred Assets (other than Excluded Amounts).

SECTION 2.2 Repurchase or Substitution of Loan Assets.

(a) The Purchaser may (in accordance with and subject to the requirements of the LSA) from time to time, in its sole discretion, either (i) sell a Loan Asset to the Seller or any of the Seller’s Affiliates (each, a “Repurchase”) or (ii) substitute for such Loan Asset a Loan (each, a “Substitution” and such Loan, a “Substitute Loan Asset”), in each case in accordance with and subject to the requirements of Section 2.14 of the LSA. Upon a Repurchase Event, the Seller shall repurchase or substitute the applicable Loan Assets upon the request of the Purchaser in accordance with and subject to the requirements of Section 2.14 of the LSA.

(b) In connection with the Repurchase or Substitution of a Loan Asset, the Purchaser shall deliver written notice thereof to the Administrative Agent substantially in the form set forth in Schedule C hereto (each, a “Repurchase/Substitution Notice”), designating the Conveyance Date and attaching a supplement to Schedule A identifying the Loan Assets and, as applicable, the Substitute Loan Assets to be Conveyed and the Repurchase Price or Substitution Value, as applicable, with respect to such Conveyance. On the terms and subject to the conditions set forth in this Agreement and the LSA, the Purchaser shall Convey to the Seller without recourse (except to the extent specifically provided herein), and the Seller shall accept such Conveyance, on the applicable Conveyance Date, all of the Purchaser’s right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) in and to each Loan Asset then reported by the Purchaser on the Schedule A attached to the related Repurchase/Substitution Notice, together with all Related Security and proceeds of the foregoing. In the case of a Substitution, Seller shall then Convey to the Purchaser without recourse (except to the extent specifically provided herein), and the Purchaser shall accept such Conveyance, on the applicable Conveyance Date, all of the Seller’s right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) in and to each Substitute Loan Asset then reported by the Purchaser on the Schedule A attached to the related Repurchase/Substitution Notice, together with all proceeds of the foregoing. For the avoidance of doubt, Schedule A, when delivered in accordance with the terms hereof, shall automatically be deemed to update any previously delivered Schedule A without the need for action or consent on the part of any Person.

SECTION 2.3 Assignments. The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, any transfer document or assignment agreement required to be executed and delivered in connection with the transfer of a Transferred Asset in accordance with the terms of the related underlying instruments may reflect that (i) the Seller (or any Affiliate or third party from whom the Seller or the applicable Affiliate may purchase Transferred Asset) is assigning such Transferred Asset directly to the Purchaser or (ii) the Purchaser is acquiring such Transferred Asset at the closing of such Transferred Asset.

SECTION 2.4 Actions Pending Completion of Conveyance.

(a) Pending the receipt of any required consents to, and the effectiveness of, the sale of each of the Loan Assets from the Seller to the Purchaser in accordance with the applicable underlying instrument, the Seller hereby sells to the Purchaser a 100% participation in such Loan Asset and its related right, title and interest (each, a “Participation”). The Participations will not include any rights that are not permitted to be participated pursuant to the terms of the underlying instruments. Such sale of the Participations shall be without recourse to the Seller (including with regard to collectability), except as otherwise expressly provided in the representations and warranties set forth in Article IV, and shall constitute an absolute sale of each such Participation. Each of the Participations has the following characteristics:

(i) the Participation represents an undivided participating interest in 100% of the underlying Loan Asset and its proceeds (including the Proceeds);

(ii) the Seller does not provide any guaranty of payments to the holder of the Participation or other form of recourse (except as otherwise expressly provided in the representations and warranties set forth in Article IV) or credit support;

(iii) the Participation represents a pass through of all of the payments made on the Loan Asset (including the Proceeds) and will last for the same length of time as such Loan Asset except that each Participation will terminate automatically upon the settlement of the assignment of the underlying right, title and interest; and

(iv) the Seller holds title in such participated Loan Assets for the benefit of the Purchaser and shall exercise the same care in the administration of the participated Loan Assets as it would exercise for loans held for its own account.

(b) Each party hereto shall use commercially reasonable efforts to, as soon as reasonably practicable after the Conveyance Date and in all events within 90 days of the Conveyance Date, to elevate such Participation to an assignment and cause the Purchaser to become a lender under the underlying instrument with respect to the Seller’s interest in each Transferred Asset and take such action as shall be mutually agreeable in connection therewith and in accordance with the terms and conditions of the underlying instrument and consistent with the terms of this Agreement. Such elevation is referred to herein as the “Elevation” with respect to any Participation.

(c) Pending completion of the assignment of the Seller’s interest in each Transferred Asset in accordance with the applicable underlying instruments, the Seller shall comply with any written instructions provided to the Seller by or on behalf of the Purchaser with respect to voting rights to be exercised by holders of such Transferred Assets and shall refrain from taking any action with respect to the participated Loan Assets other than as instructed by the Purchaser, other than with respect to any voting rights that are not permitted to be participated pursuant to the terms of the applicable underlying instrument (and such restrictions, requirements or prohibitions are hereby incorporated by reference as if set forth herein).

(d) Until such time as an Elevation has been effectuated with respect to each Transferred Asset, the Services Provider, on behalf of the Purchaser, shall provide to the Administrative Agent, on a weekly basis, a report identifying (i) each Transferred Asset with respect to which an Elevation has been effected and (ii) each Transferred Asset with respect to which an Elevation has not been effected.

SECTION 2.5 Indemnification.

(a) The Seller hereby agrees to indemnify the Purchaser and its successors, transferees, and assigns (including each Secured Party) or any of such Person’s respective shareholders, officers, employees, agents or Affiliates (each of the foregoing Persons being individually called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, any and all costs, losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of any outside counsel for any Indemnitee) (all of the foregoing being collectively called “Indemnified Amounts”) incurred by any Indemnified Party or awarded against any Indemnified Party in favor of any Person (including the Seller) other than such Indemnified Party arising out of any breach by the Seller of any of its obligations hereunder or arising as a result of the failure of any representation or warranty of the Seller herein to be true and correct in all material respects or, if qualified as to materiality or Material Adverse Effect, in all respects, on the date such representation or warranty was made; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Indemnified Amounts (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Party or its reckless disregard of its duties hereunder or any Transaction Document, (ii) result from a claim brought by the Seller against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Transaction Document, if the Seller has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, (iii) include any punitive, indirect, consequential, special damages, lost profits or other similar damages or (iv) the uncollectability of any Loan Asset due to an Obligor’s failure to pay any amounts due under the applicable loan agreement in accordance with its terms.

(b) If the Seller has made any payment pursuant to this Section 2.5 and the recipient thereof later collects any payments from others (including insurance companies) in respect of such amounts or is found in a final and nonappealable judgment by a court of competent jurisdiction not to be entitled to such indemnification, then the recipient agrees that it shall promptly repay to the Seller such amounts collected.

(c) Any Indemnified Amounts shall be paid by the Seller to the Administrative Agent, for the benefit of the applicable Indemnified Party, within two (2) Business Days following receipt by the Seller of the Administrative Agent’s written demand therefor (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts).

(d) The obligations of the Seller under this Section 2.5 shall survive the resignation or removal of the Administrative Agent, the Lenders, the Collateral Agent or the Collateral Custodian, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender, the Purchaser or the Collateral Custodian and the termination of this Agreement.

SECTION 2.6 Assignment of Rights and Indemnities. The Seller acknowledges that, pursuant to the LSA, the Purchaser shall assign all of its right, title and interest in, to and under this Agreement, including its rights of indemnity granted hereunder, to the Collateral Agent, for the benefit of the Secured Parties. Upon such assignment, (a) the Collateral Agent, for the benefit of the Secured Parties, shall have all rights of the Purchaser hereunder and may in turn assign such rights, and (b) the obligations of the Seller under Section 2.5 and Section 2.6 shall inure to the Collateral Agent, for the benefit of the Secured Parties. The Seller agrees that, upon such assignment, the Collateral Agent, for the benefit of the Secured Parties, may enforce directly, without joinder of the Purchaser, the indemnities set forth in Section 2.5 and Section 2.6.

ARTICLE III

CONSIDERATION AND PAYMENT; REPORTING

SECTION 3.1 Purchase Price, Substitution Value and Repurchase Price.

(a) The purchase price (the “Purchase Price”) for each Loan Asset Conveyed on each Conveyance Date shall be a dollar amount equal to the fair market value in accordance with the LSA (as agreed upon between the Seller and the Purchaser at the time of such Conveyance) of such Loan Asset Conveyed as of such date.

(b) The substitution value (the “Substitution Value”) for each Substitute Loan Asset Conveyed from the Seller to the Purchaser on each Conveyance Date shall be (i) solely with respect to a Repurchase Event, the Repurchase Amount and (ii) otherwise, a dollar amount equal to the fair market value in accordance with the LSA (as agreed upon between the Seller and the Purchaser at the time of such Conveyance) of such Loan Asset Conveyed as of such date.

(c) The purchase price for each Repurchase (the “Repurchase Price”) shall be (i) solely with respect to a Repurchase Event, the Repurchase Amount and (ii) otherwise, a dollar amount equal to the fair market value of the Loan Assets being Repurchased, as agreed upon between the Seller and the Purchaser at the time of such Repurchase.

SECTION 3.2 Payment of Purchase Price.

(a) The cash portion of the Purchase Price, along with any fees from origination of the applicable Loan Asset, for the Transferred Assets Conveyed from the Seller to the Purchaser shall be paid on the related Conveyance Date subject to the restrictions on the release of cash by the Purchaser under the LSA, by payment in cash in immediately available funds.

(b) Any amount greater than or equal to the portion of the Purchase Price not paid in cash shall be treated as a capital contribution (a “Contribution”) by the Seller to the Purchaser. The applicable Purchase Notice shall specify the portions of the Purchase Price to be paid in cash or contributed as capital.

(c) The Repurchase Price for the Loan Assets Conveyed from the Purchaser to the Seller in a Repurchase shall be paid on the related Conveyance Date (a) by payment in cash in immediately available funds and/or (b) to the extent not paid in cash, in the form of a Substitution by the Seller to the Purchase of a Substitute Loan Asset with a Substitution Value greater than or equal to the portion of the Repurchase Price not paid in cash. The applicable Repurchase/Substitution Notice shall specify the portions of the Repurchase Price to be paid in cash and as a Substitution. To the extent that the Substitution Value of a Substitute Loan Asset exceeds the Repurchase Price of the related Loan Assets, the Purchaser shall pay a cash purchase price to the Seller equal to the amount of such excess unless the Seller elects in its sole discretion to designate such excess as a Contribution.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Seller’s Representations and Warranties. The Seller represents and warrants to the Purchaser as of the Effective Date and as of each Conveyance Date:

(a) Organization and Good Standing. The Seller has been duly organized, and is validly existing as a corporation in good standing, under the laws of the State of Maryland, with all requisite corporate power and authority to own or lease its properties and conduct its business as such business is presently conducted, and had at all relevant times, and now has all necessary power, authority and legal right as a corporation to acquire, own and sell the Transferred Assets.

(b) Due Qualification. The Seller is duly qualified to do business and is in good standing as a corporation in its jurisdiction of organization, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified or obtain such qualifications, licenses and approvals would not reasonably be expected to have a Material Adverse Effect.

(c) Binding Obligations. Each Transaction Document to which the Seller is a party constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).

(d) Power and Authority; Due Authorization; Execution and Delivery. The Seller (i) has all necessary power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary action, the execution, delivery and performance of each Transaction Document to which it is a party and the transfer and assignment of an ownership and security interest in the Transferred Assets on the terms and conditions herein provided. This Agreement and each other Transaction Document to which the Seller is a party have been duly executed and delivered by the Seller.

(e) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of a Responsible Officer of the Seller, threatened against the Seller, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which the Seller is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Seller is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.

(f) No Violation. The consummation of the transactions contemplated by each Transaction Document to which it is a party and the fulfillment of the terms thereof (including, without limitation, the use of the proceeds from the sale of the Transferred Assets) will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Governing Documents of the Seller or any Contractual Obligation of the Seller, (ii) result in the creation or imposition of any Lien upon the Seller’s properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate in any material respect any Applicable Law.

(g) All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Seller of each Transaction Document to which it is a party have been obtained.

(h) Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar statutory provisions in effect in any applicable jurisdictions by the Seller.

(i) Solvency. The Seller is not the subject of any Insolvency Proceedings or Insolvency Event. The transactions under the Transaction Documents to which the Seller is a party do not and will not render the Seller not Solvent.

(j) Good and Marketable Title. The Seller owns and has good and marketable title to the Transferred Assets Conveyed to the Purchaser on the applicable Conveyance Date, which Transferred Assets were originated without any fraud or misrepresentation by the Seller or, to the best of the Seller’s knowledge (after reasonable inquiry), on the part of the applicable Obligor, and free and clear of any lien (other than the liens in favor of the Purchaser and the Secured Parties pursuant to the Transaction Documents and inchoate liens arising by operation of law, Permitted Liens or any lien that will be released prior to or contemporaneously with the applicable Conveyance) and there are no financing statements naming the Seller as debtor and covering the Transferred Assets other than any financing statements in favor of the Purchaser and the Secured Parties pursuant to the Transaction Documents, Permitted Liens or any lien that will be released prior to or contemporaneously with the applicable Conveyance.

(k) Location. The Seller’s location (within the meaning of Article 9 of the UCC) is, and at all times has been, the State of Maryland. The Seller has not changed its location within the four (4) months preceding the Closing Date.

(l) Legal Name. The Seller’s exact name as of the Closing Date is Owl Rock Core Income Corp. As of the Closing Date, the Seller has not had any prior legal names.

(m) Backup Security Interest. In the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then:

(i) this Agreement creates a valid and continuing lien on the Seller’s right, title and interest in and to the Transferred Assets in favor of the Purchaser and the Administrative Agent, as assignee, for the benefit of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC (to the extent such security interest may be perfected by filing a UCC financing statement under such article), and is enforceable as such against creditors of and purchasers from the Seller;

(ii) the Transferred Assets are comprised of instruments, security entitlements, general intangibles, accounts, certificated securities, uncertificated securities, securities accounts, deposit accounts, supporting obligations, insurance, investment property and proceeds (each as defined in the UCC) and such other categories of collateral under the UCC as to which the Seller has complied with its obligations as set forth herein;

(iii) the Seller has received all consents and approvals required by the terms of any Loan Asset to the sale and granting of a security interest in the Loan Assets hereunder to the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties; the Seller has taken all necessary steps to file or authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in that portion of the Transferred Assets in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in Maryland;

(iv) none of the underlying promissory notes that constitute or evidence the Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties;

(v) with respect to a Transferred Asset that constitutes a “certificated security,” such certificated security has been delivered to the Collateral Custodian, or will be delivered to the Collateral Custodian, for the benefit of the Collateral Agent and, if in registered form, has been specially Indorsed to the Collateral Agent or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent upon original issue or registration of transfer by the Seller of such certificated security, in each case, promptly upon receipt; provided that any file-stamped document, promissory note and certificates relating to any Loan Asset shall be delivered as soon as they are reasonably available; and in the case of an uncertificated security, by (A) causing the Collateral Agent to become the registered owner of such uncertificated security and (B) causing such registration to remain effective.

(n) Fair Consideration; No Avoidance for Loan Asset Payments. With respect to each Transferred Asset sold or contributed hereunder, the Seller sold or contributed such Transferred Asset to the Purchaser in exchange for value in an amount which constitutes fair consideration and reasonably equivalent value. Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser and, accordingly, no such sale is or may be voidable or subject to avoidance under the Bankruptcy Code and the rules and regulations thereunder.

(o) True Sale or True Contribution. Each Transferred Asset sold or contributed hereunder shall have been sold or contributed by the Seller to the Purchaser in a “true sale” or a “true contribution.”

(p) Notice to Agents and Obligors. The Seller will direct any agent, administrative agent or obligor for any Loan Asset included in the Transferred Assets to remit all payments and collections with respect to such Loan Asset directly to the accounts comprising the Collection Account titled “Interest Collection Account” or “Principal Collection Account” as applicable.

(q) Proceeds. The Seller acknowledges that all Collections received by it or its Affiliates with respect to the Transferred Assets (other than Excluded Amounts) (the “Proceeds”) Conveyed to the Purchaser are held and shall be held in trust for the benefit of the Purchaser and its assignees until deposited into the Interest Collection Account or the Principal Collection Account. The Seller shall promptly, but in no event later than two (2) Business Days, remit to the Purchaser or the Purchaser’s designee any payment or any other sums relating to, or otherwise payable on account of, the Transferred Assets (other than Excluded Amounts) that the Seller receives after the applicable Conveyance Date.

(r) Accounting. Other than for tax purposes, the Seller accounts for the sale, conveyance and transfer of each Loan hereunder as a sale for legal purposes on its books, records and financial statements, in each case consistent with the requirements set forth herein.

(s) Compliance with Law. The Seller has complied in all material respects with all Applicable Law to which it may be subject.

(t) Full Payment. As of the initial Transfer Date thereof, the Seller had no knowledge of any fact which should lead it to expect that any Loan which is being sold, conveyed and transferred to the Purchaser on such Transfer Date will not be repaid by the applicable Obligor in full.

(u) Sanctions. None of the Seller, any Person directly or indirectly owning or controlling the Seller nor any Person directly or indirectly owned or controlled by the Seller, and any director, officer or employee of the Seller or such Person (i) is a Sanctioned Person; (ii) is owned or controlled by, or is acting on behalf of, directly or knowingly indirectly, a Sanctioned Person; (iii) is, to the Seller’s knowledge, under investigation for an alleged breach of Sanction(s) by a Governmental Authority that enforces Sanctions; or (iv) will cause the funding of any repayment of the Obligations with proceeds derived, directly or knowingly indirectly, from any transaction that is prohibited by Sanctions or that would otherwise cause any Lender or any other party to this Agreement to be in violation of any Sanctions. To the Seller’s knowledge, no investor in the Seller is a Sanctioned Person. The Seller is in compliance with all applicable Sanctions, and is subject to policies, procedures and controls reasonably designed to promote compliance with Sanctions.

(v) Accuracy of Representations and Warranties. Each representation or warranty by the Seller contained herein or in any report, financial statement, exhibit, schedule, certificate or other document furnished by the Seller pursuant hereto, in connection herewith or in connection with the negotiation hereof is, to the best knowledge of a Responsible Officer of the Seller, true and correct in all material respects.

SECTION 4.2 Reaffirmation of Representations and Warranties by the Seller; Notice of Breach. On the Effective Date and on each Conveyance Date, the Seller, by accepting the proceeds of the related Conveyance, shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct on and as of such day as though made on and as of such day (or if specifically referring to an earlier date, as of such earlier date). The representations and warranties set forth in Section 4.1 shall survive (i) the Conveyance of the Transferred Assets to the Purchaser, (ii) the termination of the rights and obligations of the Purchaser and the Seller under this Agreement and (iii) the termination of the rights and obligations of the Purchaser under the LSA. Upon discovery by a Responsible Officer of the Purchaser or the Seller of a breach of any of the foregoing representations and warranties in any material respect, the party discovering such breach shall give prompt written notice to the other and to the Administrative Agent.

SECTION 4.3 Purchaser’s Representations and Warranties. By its execution of this Agreement, the Purchaser hereby represents to the Seller as of the date hereof and as of each Transfer Date that:

(a) Organization and Good Standing. The Purchaser has been duly organized, and is validly existing as a limited liability company in good standing, under the laws of the State of Delaware, with all requisite limited liability company power and authority to own or lease its properties and conduct its business as such business is presently conducted, and had at all relevant times, and now has all necessary power, authority and legal right to acquire, own and sell the Transferred Assets.

(b) Due Qualification. The Purchaser is (i) duly qualified to do business and is in good standing as a limited liability company in its jurisdiction of formation, and (ii) has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Purchaser (i) has all necessary limited liability company power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary limited liability company action, the execution, delivery and performance of each Transaction Document to which it is a party. This Agreement and each other Transaction Document to which the Purchaser is a party have been duly executed and delivered by the Purchaser.

(d) Binding Obligation. Each Transaction Document to which the Purchaser is a party constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether considered in a suit at law or in equity).

(e) All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Purchaser of each Transaction Document to which it is a party have been obtained.

(f) No Violations. The execution, delivery and performance of each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (i) violate any Governing Documents of the Purchaser or any Contractual Obligation of the Purchaser, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) or (iii) violate any Applicable Law in any material respect.

(g) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of a Responsible Officer of the Purchaser, threatened against the Purchaser, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which the Purchaser is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Purchaser is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.

ARTICLE V

COVENANTS OF THE SELLER

SECTION 5.1 Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser that, from the date hereof, and until all amounts owed by the Seller pursuant to this Agreement have been paid in full (other than as expressly survive the termination of this Agreement), unless the Purchaser otherwise consents in writing:

(a) Deposit of Collections. The Seller shall transfer, or cause to be transferred, all Collections (if any) it receives in respect of the Loan Assets (other than Excluded Amounts) to the Interest Collection Account or the Principal Collection Account by the close of business on the second Business Day following the date such Collections are received by the Seller.

(b) Books and Records. The Seller shall maintain proper books of record and account of the transactions contemplated hereby, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions contemplated hereunder.

(c) Existence. During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents to which the Seller is a party and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby, where the failure to do so could reasonably be expected to have a Material Adverse Effect.

(d) Liens. The Seller shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Transaction Documents or on or with respect to any of its rights in the Transferred Assets (other than the liens in favor of the Purchaser and the Secured Parties pursuant to the Transaction Documents, Permitted Liens and any lien that will be released prior to or contemporaneously with the applicable Conveyance). For the avoidance of doubt, this Section 5.1(d) shall not apply to any property retained by the Seller and not Conveyed or purported to be Conveyed hereunder. The Seller shall promptly take all actions required (including, but not limited to, all filings and other acts necessary or advisable under the UCC of each relevant jurisdiction) in order to continue (subject to Permitted Liens) the first priority perfected security interest of the Purchaser granted by the Seller hereunder in all Transferred Assets which have not been released pursuant to the Loan Agreement.

(e) Merger or Consolidation of the Seller.

(i) Any Person into which the Seller may be merged or consolidated, or any Person resulting from such merger or consolidation to which the Seller is a party, or any Person succeeding by acquisition or transfer to substantially all of the assets and the business of the Seller shall be the successor to the Seller hereunder and the other Transaction Documents to which the Seller is a party, without execution or filing of any paper or any further act on the part of any of the parties hereto, notwithstanding anything herein to the contrary.

(ii) Upon the merger or consolidation of the Seller or transfer of substantially all of its assets and its business as described in this Section 5.1(e), the Seller shall provide the Collateral Agent and the Purchaser notice of such merger, consolidation or transfer of substantially all of the assets and business within thirty (30) days after completion of the same.

(f) Sale Characterization. The Seller shall not make statements or disclosures, or treat the transactions contemplated by this Agreement (other than for consolidated accounting purposes) in any manner other than as a true sale, contribution or absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Assets Conveyed or purported to be Conveyed hereunder; provided that the Seller may consolidate the Purchaser and/or its properties and other assets for accounting purposes in accordance with GAAP if any consolidated financial statements of the Seller contain footnotes that the Transferred Assets have been sold or contributed to the Purchaser.

(g) Commingling. The Seller shall not, and shall not permit any of its Affiliates to, deposit or permit the deposit of any funds that do not constitute Collections of any Loan Asset into the Interest Collection Account or the Principal Collection Account.

(h) Separate Identity. The Seller acknowledges that the Administrative Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by this Agreement and the LSA in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller. Accordingly, from and after the date of execution and delivery of this Agreement, the Seller will take all reasonable steps to maintain the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate. The Seller shall not take any action that would cause a violation of Section 4.1(t) of the LSA by the Purchaser.

(i) Compliance with Applicable Laws. The Seller hereby agrees to comply in all material respects with all requirements of all Applicable Laws to which it is subject.

(j) Regulatory Filings. The Seller may make, or cause to be made, any filings, reports, notices, applications and registrations with, and seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Seller as may be necessary or that the Seller deems advisable to comply with any federal or state securities or reporting requirements laws relating to the transactions contemplated by the Transaction Documents or as may be otherwise required by Applicable Law.

(k) Compliance with Sanctions. None of the Seller, any Person directly or indirectly owning or controlling the Seller nor any Person directly or indirectly owned or controlled by the Seller and, any director, officer or employee of the Seller will, directly or indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund, finance or facilitate any activities, business or transactions of or with a Sanctioned Person or (ii) in any manner that is prohibited by Sanctions or that would otherwise cause any Lender to be in breach of any Sanctions. The Seller shall, and shall ensure that any Person directly or indirectly owning or controlling the Seller or any Person directly or indirectly owned or controlled by the Seller and, any director, officer or employee of the Seller will, comply with all applicable Sanctions, and shall maintain policies and procedures reasonably designed to promote compliance with Sanctions.

(l) Notice of Default. The Seller will furnish to the Purchaser (with a copy to the Administrative Agent), promptly upon a Responsible Officer of the Seller becoming aware thereof (and, in any event, within five (5) Business Days of the date on which a Responsible Officer obtains such knowledge), notice of the occurrence of any event with respect to the Seller which constitutes a Default or an Event of Default.

SECTION 5.2 Covenant of the Purchaser. The Purchaser hereby covenants and agrees with the Seller that, from the date hereof until the termination of this Agreement, unless the Seller otherwise consents in writing, the Purchaser shall comply with Section 9(c) of the Purchaser’s Amended and Restated Limited Liability Company Agreement dated as of March 9, 2023.

ARTICLE VI

CONDITIONS PRECEDENT

SECTION 6.1 Conditions Precedent. The obligations of the Purchaser to pay the Purchase Price for the Transferred Assets sold on the Effective Date and any other Conveyance Date shall be subject to the satisfaction of the following conditions:

(a) All representations and warranties of the Seller contained in this Agreement shall be (I) to the extent already qualified with respect to “material” matters or “Material Adverse Effect,” shall be true and correct on and as of such date and (II) to the extent not already qualified with respect to “material” matters or “Material Adverse Effect”, shall be true and correct in all material respects on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct (in all material respects or as so qualified, as applicable) as of such earlier date;

(b) The Seller shall have performed in all material respects all other obligations required to be performed by it pursuant to the provisions of this Agreement, the underlying instruments and the other Transaction Documents to which it is a party as of such date;

(c) The Seller shall have either filed or caused to be filed the financing statement(s) required to be filed pursuant to Section 2.1(d); and

(d) All organizational and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1 Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Purchaser and the Seller and consented to by the Administrative Agent. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

SECTION 7.2 Governing Law: Submission to Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE SELLER OR THE PURCHASER OR ANY OTHER AFFECTED PERSON. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ITS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER TRANSACTION DOCUMENT.

SECTION 7.3 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including electronic communication) and shall be personally delivered or sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges paid, by electronic mail (“e-mail”) or by hand delivery, to the intended party at the address of such party set forth below:

(a) in the case of the Purchaser, as provided under the LSA;

(b) in the case of the Seller, as provided under the LSA.

(in each case, with a copy to the Administrative Agent at the address for notice provided under the LSA).

All such notices and correspondence shall be deemed given (a) if sent by certified or registered mail, three (3) Business Days after being postmarked, (b) if sent by overnight delivery service or by hand delivery, when received at the above stated addresses or when delivery is refused and (c) if sent by e-mail, when received.

SECTION 7.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 7.5 Further Assurances.

(a) The Purchaser and the Seller each agree that at any time and from time to time, at its expense and upon reasonable request of the Administrative Agent or the Collateral Agent, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the Conveyances and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Transferred Assets, including the execution of any financing statements or continuation statements or equivalent documents relating to the Transferred Assets for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

(b) The Purchaser and the Seller hereby severally authorize the Collateral Agent, upon receipt of written direction from the Administrative Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Transferred Assets.

(c) The Seller shall furnish to the Collateral Agent and the Administrative Agent from time to time such statements and schedules further identifying and describing Transferred Assets and such other reports in connection with the Transferred Assets as the Collateral Agent (acting solely at the Administrative Agent’s request) or the Administrative Agent may reasonably request, all in reasonable detail.

SECTION 7.6 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Administrative Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

SECTION 7.7 Counterparts. This Agreement may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7.8 Transfer of Seller’s Interest. With respect to each transfer of a Transferred Asset on any Conveyance Date, (i) the Purchaser shall, as to each Transferred Asset, be a party to the relevant underlying instruments and have the rights and obligations of a lender thereunder, and (ii) the Seller shall, to the extent provided in this Agreement, and the applicable underlying instruments, relinquish its rights and be released from its obligations, as to each Transferred Asset. The obligors or agents on the Transferred Asset were or will be notified of the transfer of the Transferred Asset to the Purchaser to the extent required under the applicable underlying instruments. The Collateral Custodian will have possession of the related underlying instrument (including the underlying promissory notes, if any).

SECTION 7.9 Binding Effect; Third-Party Beneficiaries and Assignability. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Collateral Agent, for the benefit of the Secured Parties, and the Administrative Agent are each intended by the parties hereto to be an express third-party beneficiary of this Agreement. Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Purchaser or the Seller without the prior written consent of the Administrative Agent.

SECTION 7.10 Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Transaction Documents.

SECTION 7.11 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Sale and Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

OWL ROCK CORE INCOME CORP., as Seller

By:	/s/ Bryan Cole
Name: Bryan Cole
Title: Chief Financial Officer and Chief Operating Officer

CORE INCOME FUNDING V LLC, as Purchaser

By:	/s/ Bryan Cole
Name: Bryan Cole
Title: Authorized Signatory

[Signature Page to Sale and Contribution Agreement]

Schedule A

SCHEDULE OF LOAN ASSETS

[see attached]

Sch. A-1

Schedule B

FORM OF PURCHASE NOTICE

[Date]

To:	Wells Fargo Bank, as Administrative Agent

Duke Energy Center

550 S. Tryon Street

Charlotte, NC 28202

Attention: Corporate Debt Finance

Facsimile: (704) 715-0067

Confirmation: (704) 410-2358

Re:	Purchase Notice for Conveyance Date of [ ] (the “Conveyance Date”)

Ladies and Gentlemen:

This Purchase Notice is delivered to you pursuant to Section 2.1(a) of the Sale and Contribution Agreement, dated as of March 9, 2023 (together with all amendments, if any, from time to time made thereto, the “Sale Agreement”), between CORE INCOME FUNDING V LLC, as purchaser (the “Purchaser”), and OWL ROCK CORE INCOME CORP., as seller (the “Seller”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Sale Agreement.

In accordance with Section 2.1(a) of the Sale Agreement, effective as of the Conveyance Date, the Seller hereby Conveys to the Purchaser [as a sale for cash for a Purchase Price of $ ] [and] [as a Contribution in the amount of $ ] on the above-referenced Conveyance Date pursuant to the terms and conditions of the Sale Agreement the Loan Assets listed on Schedule A hereto, together with all proceeds of the foregoing.

Please wire the cash portion of the Purchase Price to the Seller pursuant to the wiring instructions included in Attachment 1 of this letter.

The Seller certifies that the conditions described in Section 6.1 of the Sale Agreement have been satisfied with respect to such Conveyance.

The Seller agrees that if prior to the Conveyance Date any matter certified to herein by it will not be true and correct at such time as if then made, it will promptly so notify the Purchaser and the Administrative Agent. Except to the extent, if any, that prior to the Conveyance Date the Purchaser shall receive written notice to the contrary from the Seller, each matter certified to herein shall be deemed once again to be certified by the Seller as true and correct at the Conveyance Date as if then made.

Sch. B-1

The Seller has caused this Purchase Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer as of the date first written above.

Very truly yours,

OWL ROCK CORE INCOME CORP.

By:
Name:
Title:

Accepted and Agreed

CORE INCOME FUNDING V LLC

By:
Name:
Title:

Sch. B-2

Attachment 1

Wire Instructions

Bank:

ABA:

Name:

Number:

For further credit to account:

Sch. B-3

Schedule C

FORM OF REPURCHASE/SUBSTITUTION NOTICE

[Date]

To:	Wells Fargo Bank, as Administrative Agent

Duke Energy Center

550 S. Tryon Street

Charlotte, NC 28202

Attention: Corporate Debt Finance

Facsimile: (704) 715-0067

Confirmation: (704) 410-2358

Re:	Repurchase/Substitution Notice for Conveyance Date of [ ] (the “Conveyance Date”)

Ladies and Gentlemen:

This Repurchase/Substitution Notice is delivered to you pursuant to Section 2.2(b) of the Sale and Contribution Agreement, dated as of March 9, 2023 (together with all amendments, if any, from time to time made thereto, the “Sale Agreement”), between CORE INCOME FUNDING V LLC, as purchaser (the “Purchaser”), and OWL ROCK CORE INCOME CORP., as seller (the “Seller”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Sale Agreement.

[On the above-referenced Conveyance Date, in accordance with Section 2.2 of the Sale Agreement (and pursuant to the terms and conditions thereof), the Purchaser hereby Conveys to the Seller as a Repurchase for cash, the Loan Asset(s) listed on Schedule A hereto, together with all proceeds of the foregoing, for a Repurchase Price of $______.]

[On the above-referenced Conveyance Date, in accordance with Section 2.2 of the Sale Agreement (and pursuant to the terms and conditions thereof), the Purchaser hereby Conveys to the Purchaser as a Substitution, the Loan Asset(s) listed on Schedule A hereto, together with all proceeds of the foregoing, for a Repurchase Price of $______ to be paid according to the following:

1.	[the Substitute Loan Asset(s) listed on Schedule A hereto having a Substitution Value of $______;] [and]

2.	[$______ in immediately available funds] [and]

3.	[a Contribution of $______].]

The Seller certifies that the conditions described in Section 6.1 of the Sale Agreement have been satisfied with respect to such Conveyance.

Sch. C-1

The Seller agrees that if prior to the Conveyance Date any matter certified to herein by it will not be true and correct at such time as if then made, it will promptly so notify the Purchaser and the Administrative Agent. Except to the extent, if any, that prior to the Conveyance Date the Purchaser shall receive written notice to the contrary from the Seller, each matter certified to herein shall be deemed once again to be certified by the Seller as true and correct at the Conveyance Date as if then made.

Sch. C-2

The Seller has caused this Repurchase/Substitution Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer as of the date first written above.

Very truly yours,

OWL ROCK CORE INCOME CORP.

By:
Name:
Title:

Accepted and Agreed

CORE INCOME FUNDING V LLC

By:
Name:
Title:

Sch. C-3

Attachment 1

Wire Instructions

Bank:

ABA:

Name:

Number:

For further credit to account:

Sch. C-4